Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:                                  Elizabeth Schroeder
Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7299

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006 RESULTS

DALLAS, TX — February 27, 2007 — Tuesday Morning Corporation (NASDAQ: TUES) today reported that as previously announced, net sales for the fourth quarter of 2006 were $321.3 million compared to $335.2 million in 2005, a decrease of 4.2%.  For the full year ended December 31, 2006, net sales were $911.1 million down from $931.8 million for the year ended December 31, 2005 representing a decrease of 2.2%.  Comparable store sales decreased 9.8% and 7.9% for the fourth quarter and full year ended December 31, 2006, respectively.

“The home related retail sector is still operating in a difficult environment.  The flexibility and focus of our operations and merchandising allowed us to complete 2006 with a strong cash position, positive operating income and no debt,” said Kathleen Mason, President and Chief Executive Officer.  “As we move into 2007, we will remain focused on maximizing operating income.”

Net income for the fourth quarter ended December 31, 2006 was $23.8 million or $0.57 per diluted share, compared to $35.6 million or $0.85 per diluted share for the fourth quarter of 2005, a decrease of $11.7 million or $0.28 per diluted share.  For the full year ended December 31, 2006, net income was $36.4 million or $0.87 per diluted share, compared to $61.0 million or $1.46 per share in the same prior-year period, a decrease of $24.5 million or $0.59 per diluted share.

For the year ended December 31, 2005, net income and diluted earnings per share for the prior-year, excluding the after-tax lease adjustment recorded in the first quarter of 2005 were $63.4 million and $1.52 per diluted share.   On a non-GAAP basis, adjusting for recognition of stock compensation expense, diluted earnings per share for the fourth quarter and full year ended December 31, 2006 were $0.59 and $0.94, respectively.  Please see the attached table for reconciliation.

Guidance for the fiscal year 2007 is as follows:

•                  net sales are projected to be in the range of $975 to $985 million;

•                  comparable store sales are projected to be flat to negative 2.0%; and

•                  diluted earnings per share projected to be in the range of $0.85 to $0.90.

Tuesday Morning management will review fourth quarter and full year financial results in a teleconference call on February 27, 2007 at 10:00 a.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is the leading closeout retailer of upscale home furnishings, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 792 stores in 47 states during periodic “sale events.” Tuesday Morning is nationally known for bringing its more than 8.0 million loyal customers a treasure hunt of high-end, first quality, brand name merchandise at prices 50% to 80% below department and specialty stores and catalogues.

This press release contains forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: the success of new store openings, competitive factors, access to merchandise and unanticipated changes in consumer demand and economic trends, as well as other risks detailed in the company’s filings with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  The Company undertakes no obligation to revise the forward-looking statements contained therein to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

# # #

Tuesday Morning Corporation
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2006	2005	2006	2005
Net Sales	$321,266	$335,201	$911,107	$931,827
Cost of sales	199,683	206,595	568,594	574,546
Gross profit	121,583	128,606	342,513	357,281
Selling, general and administrative expenses	84,327	72,555	284,060	260,736
Operating income	37,256	56,051	58,453	96,545

Other income (expense):
Interest expense	(753)	(630)	(2,298)	(1,552)
Interest income	52	31	158	129
Other income (expense), net	449	264	1,009	897
Other income (expense)	(252)	(335)	(1,131)	(526)

Income before income taxes	37,004	55,716	57,322	96,019
Income tax expense	13,177	20,166	20,893	35,060
Net income	$23,827	$35,550	$36,429	$60,959

Earnings Per Share:
Net income per common share:
Basic	$0.58	$0.86	$0.88	$1.48
Diluted	$0.57	$0.85	$0.87	$1.46

Weighted average number of common shares:
Basic	41,416	41,369	41,392	41,264
Diluted	41,648	41,756	41,647	41,770

Reconciliation of Reported Amounts to Non-GAAP Items (See Note)
Net income, as reported	$23,827	$35,550	$36,429	$60,959
Add: GAAP rent, net of tax	—	—	—	2,438
Adjusted net income, ex GAAP rent	23,827	35,550	36,429	63,397
Plus: Stock compensation expense, net of tax	796	—	2,908	—
Adjusted non-GAAP net income	$24,623	$35,550	$39,337	$63,397

Net income per share, diluted, as reported	$0.57	$0.85	$0.87	$1.46
Add: GAAP rent, net of tax	—	—	—	0.06
Adjusted net income per share, diluted	0.57	0.85	0.87	1.52
Add: Stock option expense, net of tax	0.02	—	0.07	—
Adjusted non-GAAP net income per share, diluted	$0.59	$0.85	$0.94	$1.52

Note:

The      above schedule reconciles non-GAAP financial measures included in this press release to the most comparable GAAP financial measures.  Non-GAAP net income per share should not be considered as an alternative to net income per share or other GAAP financial measurements as an indicator of our operating performance.

The      GAAP rent adjustment represents a one-time, non-cash cumulative adjustment to record GAAP rent in the first quarter of 2005 to properly reflect pre-opening or build-out periods of our stores prior to January 1, 2005.  This correction of accounting practices was made in light of the views of the Office of the Chief Accountant of the Securities and Exchange Commission expressed in a letter of February 7, 2005 to the American Institute of Certified Public Accountants regarding the application of generally accepted accounting principles to operating lease accounting matters.

The      Company adopted FAS 123(R), Shared Based Payment, in the first quarter of fiscal 2006.  This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period.  The Company has applied the provisions of the modified prospective transition method in the first quarter of 2006. The Company did not record any stock-based compensation expense in 2005.

Management believes that comparative analysis of operating trends is enhanced by adjusting for these items in order to provide investors with a view of the Company’s operating performance in a manner similar to the method used by management to track performance from period-to-period and improve the investor’s ability to understand underlying trends in the Company’s operations. Because the GAAP rent adjustment is a one-time adjustment, it is not indicative of operating performance for the applicable period, nor should it be used in developing trend analysis for future periods.  Because stock compensation expense was not recorded in 2005, excluding the impact of stock compensation expense in the current year provides enhanced comparability to the prior year.

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)

	Dec 31,	Dec 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$49,633	$43,547
Inventories	242,674	230,639
Prepaid expenses and other assets	5,617	7,258
Deferred income taxes	3,162	5,071
Total current assets	301,086	286,515

Property and Equipment, net	86,397	87,786

Other long-term assets:
Deferred financing costs	514	685
Other assets	5,137	4,941

Total Assets	$393,134	$379,927

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$88,514	$74,975
Accrued liabilities	35,934	42,372
Income taxes payable	15,543	16,520
Total current liabilities	139,991	133,867

Revolving credit facility, excl. current portion	—	—
Deferred rent	4,618	4,431
Deferred income taxes	4,648	6,267
Total Liabilities	149,257	144,565

Stockholders’ equity	243,877	235,362
Total Liabilities and Stockholders’ Equity	$393,134	$379,927

Consolidated Statement of Cash Flows
(in thousands)

	Twelve Months Ended Dec. 31,
	2006	2005
	unaudited
Net cash flows from operating activities:
Net income	$36,429	$60,959
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	16,738	14,606
Amortization of financing fees	171	171
Stock compensation expense	4,029	—
Cumulative effect of lease accounting adj.	—	3,898
Other non-cash charges	678	(469)
Net change in operating assets and liabilities	(3,733)	(40,483)

Net cash used in operating activities	54,312	38,682

Net cash flows from investing activities:
Capital expenditures	(15,701)	(16,060)

Net cash used in investing activities	(15,701)	(16,060)

Net cash flows from financing activities:
Net borrowings-revolving credit facility	—	—
Payment of cash dividend	(33,102)	(26,854)
Tax benefit related to exercise of options	63	—
Other	514	2,712

Net cash provided by (used in) financing act.	(32,525)	(24,142)

Net decrease in cash and cash equivalents	6,086	(1,520)

Cash and cash equivalents, beginning of period	43,547	45,067

Cash and cash equivalents, end of period	49,633	$43,547